Exhibit 99.2

ProMedica Health System to Acquire HCR ManorCare Redefining Care

for Seniors

•	Welltower and ProMedica enter into Joint Venture that will propel ProMedica to be in the top 15 largest U.S. Health Systems

•	First of its kind partnership spans full spectrum of care, including wellness, skilled nursing, memory care, assisted living, hospice and home care

•	Partnership to create an approximate $7B health network with 70,000 employees in 30 states

•	ProMedica will invest as much as $400M of growth and upgrade capital over the next five years

•	Welltower and ProMedica have jointly entered into agreement to acquire the real estate of Quality Care Properties

TOLEDO, OH, April 25, 2018 — ProMedica, a mission-based, not-for-profit healthcare system focused on improving health and well-being across the care continuum, announced today it is planning to acquire HCR ManorCare, the nation’s second largest provider of post-acute services and long-term care.

The partnership will enable ProMedica to gain immediate scale in the fast-growing home health and post-acute care markets, obtain a best-in-class portfolio of assets staffed by highly trained and dedicated healthcare professionals, and develop a diversified business that can better evolve with the current healthcare industry.

“We want to take down the wall between traditional hospital and post-acute care services in an effort to enhance the health and well-being of our aging population,” said Randy Oostra, ProMedica president and CEO. “The lines are blurring between where health care begins and stops. This acquisition provides us the platform to think differently about health and aging.”

Individuals in their 70s and 80s are the fastest growing segment of the U.S. population, yet the current senior care environment is fragmented, costly and inefficient. Nearly eight million patients are using post-acute care services, presenting a significant opportunity to coordinate those services with healthcare systems to improve quality and reduce the overall cost of care.

HCR ManorCare, based in Toledo, Ohio, has more than 50,000 employees providing services in 450 assisted living facilities, skilled nursing and rehabilitation centers, memory care communities, outpatient rehabilitation clinics, and hospice and home health agencies operating under the respected names of Heartland, ManorCare Health Services and Arden Courts. Through this transaction, ProMedica, which operates in six states, will expand its footprint into 30 states, employing approximately 70,000 people with projected annual revenues of $7B.

ProMedica and Welltower (NYSE:WELL), the world’s premier health care real estate investment trust (REIT) and leading owner of senior living residences, entered into a strategic joint venture agreement to facilitate the acquisition of HCR ManorCare and Arden Courts real estate assets from Quality Care Properties, Inc. (NYSE:QCP). The resulting partnership will redefine the skilled nursing value paradigm and connect the continuum of care for the patients in the communities we serve.

“This is an exciting opportunity for Welltower and singularly validates our strategy of partnering with major health systems to drive health care delivery to lower cost settings while improving health outcomes,” commented Welltower CEO Tom DeRosa. “This acquisition will enable ProMedica to expand their service offering beyond acute care hospitals to include home health, post-acute care and residential memory care. ProMedica’s unique wellness focused strategy and investment commitment to the HCR ManorCare assets will make them more consequential sites of care and enhance their value. We are very happy to be the real estate capital behind this transformative transaction.”

“We are thrilled to have a successful outcome for our shareholders, HCR ManorCare employees and provide continuity and stability for the more than 200,000 of HCR ManorCare patients and residents,” said QCP CEO Mark Ordan. “ProMedica and Welltower together are redefining the settings where health care will be delivered and ProMedica is committed to the investment necessary to enhance the HCR ManorCare platform. QCP is happy to have played a part in facilitating this exciting next chapter for HCR ManorCare.”

About ProMedica

ProMedica is a mission-based, not-for-profit integrated healthcare organization headquartered in Toledo, Ohio. It serves communities in Ohio, Michigan, Indiana, Kentucky, Pennsylvania and West Virginia. To date, the organization offers acute and ambulatory care, an insurance company with a dental plan, and post-acute and academic business lines. The 13-hospital system has more than 17,000 employees, 2,700 physicians and advanced practice providers with privileges, and more than 900 healthcare providers employed by ProMedica Physicians. Driven by its Mission to improve your health and well-being, ProMedica has been nationally recognized for its advocacy programs and efforts to address social determinants of health. For more information about ProMedica, please visit www.promedica.org/aboutus.

About Welltower

Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. WelltowerTM, a real estate investment trust (REIT), owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at http://welltower.com/.

Forward-Looking Statements and Risk Factors

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower and ProMedica use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, they are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to Welltower and ProMedica’s ability to close the HCR ManorCare joint venture transaction on currently anticipated terms, or within currently anticipated timeframes; the expected performance of Welltower, ProMedica, and HCR ManorCare’s operators/tenants and properties; Welltower, ProMedica, and HCR ManorCare’s expected occupancy rates; and Welltower and ProMedica’s ability to access capital markets or other sources of funds. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower and ProMedica’s actual results to differ materially from their expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the satisfaction of closing conditions to the HCR ManorCare joint venture transaction, including the receipt of regulatory approvals and lender or third-party consents; the respective parties’ performance of their obligations under the HCR ManorCare joint venture transaction agreements; the receipt of applicable healthcare licenses and governmental approvals; unanticipated difficulties and/or expenditures relating to the HCR ManorCare joint venture transaction; the status of the economy; the status of capital markets, including availability and cost of capital; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; and other risks described in Welltower’s reports filed from time to time with the Securities and Exchange Commission. Finally, Welltower and ProMedica undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements

CONTACTS:

Mary Cunney

Ogilvy

212-884-4038

mary.cunney@ogilvy.com

Tim McHugh

Welltower

419-247-2800

tmchugh@welltower.com

Tedra White

ProMedica

419-262-0371

tedra.white@promedica.org

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